UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2010

TRANSATLANTIC PETROLEUM LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-34574	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5910 N. Central Expressway, Suite 1755 Dallas, Texas	75206
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 220-4323

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 28, 2010, Viking International Limited (“Viking International”), a wholly-owned subsidiary of TransAtlantic Petroleum Ltd. (the “Company”), entered into an Agreement for Management Services (the “Management Services Agreement”) with Viking Petrol Sahasi Hizmetleri A.S. (“Petrol”). Petrol is indirectly owned by N. Malone Mitchell, 3rd, the Chairman of the Board of Directors of the Company.

Pursuant to the Management Services Agreement, Viking International agreed to provide management, marketing, storage and personnel services (collectively, the “Services”) from time to time as requested by Petrol for the operation of certain equipment owned by Petrol that is located in Turkey. Under the terms of the Management Services Agreement, Petrol will pay Viking International for all actual costs and expenses associated with the provision of the Services. In addition, Petrol will pay Viking International a monthly management fee equal to eight percent (8%) of the total amount invoiced for direct labor costs of employees of Viking International providing Services pursuant to this Agreement.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1*	Agreement for Management Services, dated September 28, 2010, by and between Viking International Limited and Viking Petrol Sahasi Hizmetleri A.S.

*	The registrant agrees to furnish supplementary a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2010

TRANSATLANTIC PETROLEUM LTD.

By:	/s/ JEFFREY S. MECOM
Jeffrey S. Mecom
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Agreement for Management Services, dated September 28, 2010, by and between Viking International Limited and Viking Petrol Sahasi Hizmetleri A.S.

*	The registrant agrees to furnish supplementary a copy of any omitted schedule or exhibit to the SEC upon request.

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